Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202111 on Form S-8 of our report dated February 23, 2017, relating to the consolidated financial statements and financial statement schedule of Inovalon Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Inovalon Holdings, Inc. and subsidiaries for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

February 23, 2017